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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

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                                   FORM 8-K/A
                                Amendment No. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported):  February 15, 1998

                            ATRIA COMMUNITIES, INC.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                    0-211589                    61-1303738
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
of Incorporation)                                            Identification No.)


                        501 South 4th Avenue, Suite 140
                          Louisville, Kentucky  40202

          (Address of Principal Executive Offices, including Zip Code)


Registrant's telephone number, including area code:  (502) 719-1600



         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

     On February 15, 1998, a dividend of one preferred stock purchase right (a "Right") was declared for each outstanding share of common stock, par value $0.10 per share (the "Common Shares"), of Atria Communities, Inc. (the "Corporation"). The dividend is payable on February 28, 1998 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder thereof to purchase from the Corporation one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Shares"), of the Corporation, at a price of $100 per one one-hundredth of a Preferred Share (the "Exercise Price"), subject to adjustment. The description and terms of the Rights are set forth in the Shareholder Protection Rights Agreement dated as of February 15, 1998, as amended by the First Amendment thereto dated as of February 24, 1998 (as so amended, the "Rights Agreement"), between the Corporation and National City Bank, as Rights Agent (the "Rights Agent").

Separation Time
---------------

     Until the date on which certain events take place (the "Separation Time"), the Rights will be evidenced by, with respect to any Common Share certificate outstanding on the Record Date, such Common Share certificate and a Summary of Rights mailed to each holder of record on the Record Date. The term "Separation Time" means the close of business on the earlier of (a) the tenth business day (or such earlier or later date as may be determined by the Board of Directors of the Corporation) following a public announcement by the Corporation that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding Common Shares (collectively, an "Acquiring Person") (the "Flip-in Date") or (b) the tenth business day (or such later date as may be determined by the Board of Directors of the Corporation) after the date on which any person or group of affiliated or associated persons commences a tender or exchange offer the consummation of which would result in the beneficial ownership by such person or group of 15% or more of the outstanding Common Shares. However, an Acquiring Person does not include (a) any person who is not a beneficial owner of any Common Shares on February 15, 1998 (the date of adoption of the Rights Agreement), but thereafter becomes a beneficial owner of Common Shares solely as a result of acquiring or agreeing to acquire not more than 10,000,000 Common Shares from Vencor, Inc. or any transferee of Vencor, Inc., until such person thereafter acquires beneficial ownership of any additional Common Shares, (b) any person who is a beneficial owner of 15% or more of the outstanding Common Shares on February 15, 1998 (the date of adoption of the Rights Agreement), until such person thereafter acquires beneficial ownership of any additional Common Shares (unless such person became the beneficial owner of such additional Common Shares without any plan or intention to seek or affect control of the Corporation and such person promptly divests of such additional Common Shares), (c) a person who acquires beneficial ownership of 15% or more of the outstanding Common Shares without any intention to affect control of the Corporation and who thereafter promptly divests sufficient shares so that such person ceases to be the beneficial owner of 15% or more of the outstanding Common Shares, or (d) a person who

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is or becomes a beneficial owner of 15% or more of the outstanding Common Shares as a result of an option granted by the Corporation in connection with an agreement to acquire or merge with the Corporation prior to a Flip-In Date. In addition, neither Vencor, Inc. nor any affiliate or associate of Vencor, Inc. shall be deemed to be an Acquiring Person solely because one or more affiliates or associates of Vencor, Inc. acquire after February 15, 1998 beneficial ownership, collectively, of not more than 10,000 Common Shares, provided that such persons acquired such beneficial ownership without any plan or intention to seek or affect control of the Corporation.

Transfer of Rights and Certificates
-----------------------------------

     The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with the Common Shares. Until the Separation Time (or the earlier termination or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Separation Time (or the earlier termination or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Separation Time, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Separation Time, and such separate Right Certificates alone will evidence the Rights.

Exercise Period
---------------

     The Rights are not exercisable until the Separation Time. After the Separation Time and prior to the Expiration Time, each Right (unless previously terminated) will entitle the holder to purchase, for the Exercise Price, one one-hundredth of a share of the Preferred Shares having the rights described below. The Rights will expire at the Expiration Time, unless the Expiration Time is extended or the Rights are earlier terminated by the Corporation. The term "Expiration Time" is defined in the Rights Agreement and generally means February 15, 2008, unless the Rights are sooner exchanged or terminated.

Adjustments
-----------

     The Exercise Price payable, and the number of outstanding Rights and the number of one one-hundredth interests in Preferred Shares issuable upon exercise of each Right, are subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Separation Time.

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     If, prior to the Separation Time, the Corporation distributes securities or assets in exchange for Common Shares (other than regular cash dividends or a dividend paid solely in Common Shares) whether by dividend, reclassification or otherwise, the Corporation shall make such adjustments, if any, in the Exercise Price, number of Rights and otherwise as the Board of Directors deems appropriate.

Exercise of Rights for Common Stock
-----------------------------------

     At a Flip-in Date, Rights owned by the Acquiring Person or any affiliate or associate thereof or any transferee thereof will automatically become void and, subject to the Exchange Option summarized below, each other Right will automatically become a right to buy, for the Exercise Price, that number of Common Shares having a market value of twice the Exercise Price. Instead of issuing Common Shares upon exercise of a Right following a Flip-in Date, the Corporation may substitute cash, property, a reduction in the Exercise Price, Preferred Shares or other securities (or any combination of the above) having a value equal to the Common Shares which would otherwise be issuable. After a Flip-in Date occurs, the Corporation may not consolidate or merge with, or sell 50% or more of its assets or earning power to, any person, if the Corporation's Board of Directors is controlled by the Acquiring Person, unless proper provision is made so that each Right would thereafter become a right to buy, for the Exercise Price, that number of shares of common stock of such other person having a market value of twice the Exercise Price.

Optional Exchange of Rights
---------------------------

     At any time after a Flip-in Date occurs and prior to the time a person or group of persons become the beneficial owner of more than 50% of the outstanding Common Shares, the Board of Directors of the Corporation may elect to exchange all of the outstanding Rights (other than Rights owned by such person or group which have become void), for Common Shares at an exchange ratio (subject to adjustment) of one Common Share per Right (the "Exchange Option").

Termination of Rights
---------------------

     At any time prior to a Flip-in Date, the Board of Directors of the Corporation may terminate the Rights. Immediately upon any termination of the Rights, the right to exercise the Rights will terminate.

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Amendments
----------

     The Corporation and the Rights Agent may amend the Rights Agreement in any respect prior to the occurrence of a Flip-in Date. Thereafter, the Corporation and the Rights Agent may amend the Rights Agreement (i) in any respect which shall not materially adversely affect the interests of holders of Rights generally, (ii) to cure an ambiguity or (iii) to correct or supplement any provision which may be inconsistent with any other provision or otherwise defective.

Rights Prior to Exercise
------------------------

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends.

Documents and Effect of This Summary
------------------------------------

     A copy of the Rights Agreement is included as an Exhibit to this Report. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report:


      EXHIBIT NO.                              DESCRIPTION
      ----------          ------------------------------------------------------

         *99.1            Shareholder Protection Rights Agreement, dated as of
                          February 15, 1998, between Atria Communities, Inc.
                          and National City Bank, as Rights Agent

         *99.2            Press Release, dated February 16, 1998

          99.3            First Amendment to Shareholder Protection Rights
                          Agreement, dated as of February 24, 1998, between Atria Communities, Inc. and National City Bank, as
                          Rights Agent

__________________
* Previously filed.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ATRIA COMMUNITIES, INC.


                                By:  /s/ W. Patrick Mulloy, II
                                   ---------------------------
                                   W. Patrick Mulloy, II
                                   President and Chief Executive Officer

Dated:  February 24, 1998

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